EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

TSCHOPP, WHITCOMB & ORR, P.A.
2600 Maitland Center Parkway. Suite 330
Maitland, Florida 32751

The Board of Directors

BP International, Inc

We consent to the use of our report, dated August 19, 2004, in the Registration Statement on Form SB-2 dated January 7, 2005 and to the reference to our firm under the heading “Experts” therein.

/S/ Tschopp, Whitcomb & Orr, P.A.
January 10, 2005

EXHIBIT 23.2-1